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                                                                      EXHIBIT 23

Exhibit No. 23. Consent of KPMG LLP


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Alliance Bancorp:

We consent to incorporation by reference in the registration statement (No. 36-3811768) on Form S-8 of Alliance Bancorp of our report dated January 26, 2001, relating to the consolidated statements of financial condition of Alliance Bancorp and subsidiaries as of December 31, 2000, and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 10-K of Alliance Bancorp.


                                        KPMG LLP


Chicago, Illinois
March 5, 2001